PRICING SUPPLEMENT NO. 56                                        Rule 424(b)(3)
DATED: April 6, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes       Book Entry Notes
$25,000,000                  [x]                       [x]

Original Issue Date:         Fixed Rate Notes          Certificated Notes
April 9, 1998                [_]                       [_]


Maturity Date:               CUSIP#: 073928 AQ 6
April 9, 1999

Option to Extend Maturity:   No  [x]

                             Yes [_]   Final Maturity Date:


                                              Optional           Optional
                       Redemption             Repayment          Repayment
Redeemable On          Price(s)               Date(s)            Price(s)
-------------          ----------             ----------         ----------

N/A                    N/A                    N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[x]         Treasury Rate                   Interest Reset Period: Weekly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): +0.62%

---------------------

* Weekly on each Tuesday, or the day following the Treasury auction.

**       7/9/98, 10/9/98, 1/9/99 and 4/9/99.

*** The three-month Treasury rate on April 6, 1998 plus 62 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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